EXHIBIT 17.2



RIM HOLDINGS, INC.
7579 E. Main Street, Suite 600
Scottsdale, AZ 85251


To the Chairman of Rim Holdings, Inc., a Nevada corporation:

     I, Robert H. Korndorffer, hereby resign from the Board of Directors of Rim Holdings, Inc., effective at 4:00pm Pacific Time on June 22, 2004.

Dated:  June 22, 2004

                                        /s/ Robert H. Korndorffer
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                                        Robert H. Korndorffer